Exhibit 99.1

1/18/08 - On January 14, 2008 the Little Sioux Corn Processors, LLC Board of Directors, acting as general partner of LSCP, LLLP, approved a cash distribution of $15,494,454 to LSCP, LLLP partners of record as of January 14, 2008.  As a holder of 60.1539% of the units of LSCP, LLLP, Little Sioux Corn Processors, LLC will receive a cash distribution of $9,320,518.  On January 14, 2008, the Little Sioux Corn Processors, LLC Board of Directors approved a cash distribution of $56.10 per membership unit or a total of $9,206,851 to its unit holders of record as of January 14, 2008.  Checks will be distributed in February 2008.